UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 Westwood Place, Suite 350, Brentwood, TN 37027
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	CYRX	The NASDAQ Stock Market LLC
Warrants to purchase Common Stock	CYRXW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

CRYOPDP Acquisition

On October 1, 2020, Cryoport, Inc. (the “Company”) completed its previously announced acquisition of CRYOPDP, a leading global provider of innovative temperature-controlled logistics solutions to the clinical research, pharmaceutical and cell and gene therapy markets (the “CRYOPDP Acquisition”). Prior to completion, the Company entered into Amendment No. 1 to Securities Purchase Agreement, dated October 1, 2020, by and among the Company, Cryoport Netherlands B.V. and certain other parties thereto (the “Amendment”) to assign the Company’s interest in the CRYOPDP Acquisition to its subsidiary Cryoport Netherlands B.V. The Amendment is filed herewith as Exhibit 10.2. The description of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the Amendment filed herewith as Exhibit 10.2 hereto and incorporated herein by reference.

MVE Cryobiological Acquisition

On October 1, 2020 (the “Closing Date”), the Company completed its previously announced acquisition of Chart Industries, Inc.’s (“Chart”) MVE cryobiological storage business (the “MVE Acquisition”). The Company financed a portion of the closing payment of the MVE Acquisition with the net proceeds of the Private Placement (as defined below).

Blackstone Private Placement

As previously disclosed, in connection with the MVE Acquisition, the Company entered into a Securities Purchase Agreement with an investment vehicle of funds affiliated with The Blackstone Group Inc., in connection with the issuance and sale of (the “Private Placement”) (i) 250,000 shares of a newly designated 4.0% Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), at a price of $1,000 per share, for $250,000,000, and (ii) 675,536 shares of common stock of the Company, par value $0.001 per share (“Common Stock”) for $25,000,000, for an aggregate purchase price of $275,000,000.

On the Closing Date the parties completed the Private Placement.

Certificate of Designation

Each share of Series C Preferred Stock has the powers, designations, preferences, and other rights of the shares of such series as are set forth in the Certificate of Designation of the Series C Preferred Stock filed by the Company with the Nevada Secretary of State on October 1, 2020 (the “Certificate of Designation”).

The Series C Preferred Stock ranks senior to Common Stock, with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Company (a “Liquidation”). The initial purchase price of the Series C Preferred Stock is $1,000 per share (the “Original Purchase Price”). The Holders are entitled to dividends on the Original Purchase Price at the rate of 4.0% per annum, paid-in-kind, accruing daily and paid quarterly in arrears. The Holders are also entitled to participate in dividends declared or paid on the Common Stock on an as-converted basis. Upon a Liquidation, each share of Series C Preferred Stock is entitled to receive an amount per share equal to the greater of (i) the purchase price paid by Blackstone, plus all accrued and unpaid dividends and (ii) the amount that the holder of Series C Preferred Stock (each, a “Holder” and collectively, the “Holders”) would have been entitled to receive at such time if the Series C Preferred Stock were converted into Common Stock (the “Liquidation Preference”).

Conversion Rights

The Holder has the right, at its option, to convert its Series C Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at a conversion price equal to $38.6152 per share subject to certain customary adjustments in the event of certain adjustments to the Common Stock. After the second anniversary of the Closing Date, subject to certain conditions, the Company may, at its option, require conversion of all of the outstanding shares of Series C Preferred Stock to Common Stock if, for at least 20 trading days during the 30 consecutive trading days immediately preceding the date the Company notifies the Holders of the election to convert, the closing price of the Common Stock is at least 150% of the conversion price.

Redemption Rights

The Company may redeem the Series C Preferred Stock for cash (i) within 6 months of the Closing Date, up to 50,000 shares of the Series C Preferred Stock at a price equal to 125% of the purchase price paid by Blackstone plus any accrued and unpaid dividends, (ii) at any time beginning five years after the Closing Date (but prior to six years after the Closing Date), all of the Series C Preferred Stock at a price equal to 105% of the purchase price paid by Blackstone plus any accrued and unpaid dividends, and (iii) at any time beginning six years after the Closing Date, all of the Series C Preferred Stock at a price equal to 100% of the purchase price paid by Blackstone plus any accrued and unpaid dividends. Upon a “Fundamental Change” (involving a change of control or de-listing of the Company as further described in the Certificate of Designation), each Holder has the right to require the Company to redeem all or any part of the Holder’s Series C Preferred Stock for an amount equal to the Liquidation Preference plus any accrued and unpaid dividends.

Voting & Consent Rights

The Holders are generally entitled to vote with the holders of the shares of Common Stock on all matters submitted for a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis, subject to certain Nasdaq voting limitations, if applicable.

Additionally, the consent of the Holders of a majority of the outstanding shares of Series C Preferred Stock is required for so long as any shares of the Series C Preferred Stock remain outstanding for (i) amendments to the Company’s organizational documents that have an adverse effect on the holders of Series C Preferred Stock and (ii) issuances by the Company of securities that are senior to, or equal in priority with, the Series C Preferred Stock, including any shares of the Company’s Series A Preferred Stock or Series B Preferred Stock. In addition, for so long as 75% of the Series C Preferred Stock issued in connection with the Securities Purchase Agreement remains outstanding, consent of the Holders of a majority of the outstanding shares of Series C Preferred Stock will be required for (i) any voluntary dissolution, liquidation, bankruptcy, winding up or deregistration or delisting and (ii) incurrence by the Company of any indebtedness unless the Company’s ratio of debt to LTM EBITDA (as defined in the Certificate of Designation) would be less than a ratio of 5-to-1 on a pro forma basis giving effect to such incurrence and the use of proceeds therefrom.

Blackstone Governance Rights

As previously disclosed, for so long as the Purchaser Parties (as defined in the Securities Purchase Agreement) hold 66.67% of the Series C Preferred Stock issued to it under the Securities Purchase Agreement, Blackstone Freeze Parent L.P. (f/k/a BTO Freeze Parent L.P.) (“Blackstone”) has the right to nominate for election one member to the board of directors of the Company (the “Board of Directors”). Blackstone has appointed Ram Jagannath as its initial nominee as further discussed below under the heading “Appointment of New Director.”

For so long as Blackstone has the right to nominate a director for election to the Board of Directors under the Securities Purchase Agreement, Blackstone is required to vote all of the shares of Series C Preferred Stock and shares of Common Stock issuable upon conversion of the Series C Preferred Stock purchased pursuant to the Private Placement or any other shares of Common Stock owned by Blackstone (i) in favor of each director nominated or recommended by the Board of Directors for election at any such meeting, (ii) against any stockholder nomination for director that is not approved and recommended by the Board of Directors for election at any such meeting, (iii) in favor of the Company’s “say-on-pay” proposal and any proposal by the Company relating to equity compensation that has been approved by the Board of Directors or the Compensation Committee of the Board of Directors (or any successor committee, however denominated), (iv) in favor of the Company’s proposal for ratification of the appointment of the Company’s independent registered public accounting firm and (v) amendments to organizational documents in a manner that does not have an adverse effect on the holders of Series C Preferred Stock to increase the authorized shares of capital stock.

For so long as Blackstone is entitled to nominate a director for election to the Board of Directors, Blackstone has certain customary access and information rights.

Blackstone Standstill

Additionally, for so long as Blackstone has the right to designate or nominate a director to the Board of Directors, Blackstone is subject to certain standstill restrictions pursuant to which Blackstone is restricted, among other things and subject to certain customary exceptions, from (i) acquiring additional equity securities or securities exchangeable for or convertible into equity securities of the Company; (ii) seeking representation on the Board of Directors (beyond the representation provided for above); (iii) seeking to change or influence the policies or management of the Company (beyond their right to do so based on their representation on the Board of Directors); (iv) submitting any shareholder proposal to the Company; and (v) publicly proposing any change of control or other material transaction involving the Company; or supporting or encouraging any person in doing any of the foregoing.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. The foregoing description of the Certificate of Designation does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Designation, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Registration Rights Agreement

The Company and Blackstone entered into a Registration Rights Agreement dated as of the Closing Date (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the holders of shares of Series C Preferred Stock, shares of Common Stock issued upon conversion of Series C Preferred Stock and shares of Common Stock issued in the Private Placement will have certain customary registration rights with respect to such shares of Common Stock issuable upon conversion of Series C Preferred Stock and such shares of Common Stock. The Company is obligated to file within ninety days of the Closing Date and use its commercially reasonable efforts to cause to go effective as promptly as practicable a registration statement covering the sale or distribution from time to time by such holders of such shares of Common Stock.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information under the headings “MVE Cryobiological Acquisition” and “CRYOPDP Acquisition” contained in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information under the heading “Certificate of Designation” contained in Item 1.01 is incorporated herein by reference.

As described in Item 1.01, on the Closing Date, the Company issued for an aggregate purchase price of $275,000,000, (i) 250,000 shares of a newly designated 4.0% Series C Convertible Preferred Stock, par value $0.001 per share, at a price of $1,000 per share, for $250,000,000, and (ii) 675,536 shares of common stock of the Company, par value $0.001 per share for $25,000,000.

Item 3.03 Material Modification to Rights of Security Holders.

The information under the headings “Certificate of Designation” and “Registration Rights Agreement” contained in Item 1.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Size of the Board of Directors

Effective as of the Closing Date, the Board of Directors increased in size from six members to seven members.

Appointment of New Director

The Board of Directors, effective as of the Closing Date, appointed Ram Jagannath as a director. Mr. Jagannath was designated by Blackstone to be appointed to the Board of Directors in accordance with the terms and conditions of the Securities Purchase Agreement.

Mr. Jagannath is a Senior Managing Director and Global Head of Healthcare for Blackstone Growth and Tactical Opportunities, based in New York. He is a member of the Blackstone Growth Investment Committee. Since joining Blackstone in 2019, Mr. Jagannath has led Blackstone’s acquisition of HealthEdge Software and its investments in Bright Health and the Company. He also helped lead Blackstone’s equity investment in Alnylam (NASDAQ: ALNY) and its purchase of Alnylam’s inclisiran royalty. Before joining Blackstone, Mr. Jagannath was a founding Partner of Navab Capital Partners (“NCP”), where he was Head of Healthcare and a member of the firm’s Management and Investment Committees. Prior to NCP, he was a Managing Director of The Carlyle Group, focused on healthcare investments in Carlyle’s flagship US Buyout private equity fund. During his twelve years at Carlyle, Mr. Jagannath was a member of the teams which invested in One Medical Group (NASDAQ: ONEM), Pharmaceutical Product Development (NASDAQ: PPD), X-Co (the parent company of X-Chem and X-Rx), Ortho Clinical Diagnostics (OCD), Healthscope Ltd. (ASX: HSO), and HCR ManorCare. Previously, he worked at Genstar Capital and Thomas Weisel Capital Partners. Mr. Jagannath currently serves as Chairman of the Board of HealthEdge Software. He also serves on the Board of Visitors of the Duke University Pratt School of Engineering and on the Board of Directors of Centering Healthcare Institute. Mr. Jagannath was previously a term member of the Council on Foreign Relations. Mr. Jagannath received a B.S.E. in Biomedical and Electrical Engineering with a minor in Economics from Duke University, a J.D. from the Northwestern University Pritzker School of Law, and an M.B.A. from the Northwestern University Kellogg School of Management. After Duke, he was a Fulbright Scholar in Economic Development at the University of Zagreb in Croatia.

Unless waived, under the terms of the Securities Purchase Agreement, Mr. Jagannath will be compensated in the same manner and to the same extent as other non-executive members of the Board of Directors, and Mr. Jagannath has directed that any such compensation be paid to an affiliate of Blackstone.

There is no transaction between Mr. Jagannath and the Company that would be reportable under Item 404(a) of Regulation S-K promulgated under the Securities Act, other than the transactions consummated pursuant to the terms and conditions of the Securities Purchase Agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information contained under the heading “Certificate of Designation” in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 1, 2019, the Company issued a press release relating to the items described in this Current Report on Form 8-K. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 7.01.

The information contained in this Item 7.01 and in Exhibit 99.1 attached hereto is being furnished to the Securities and Exchange Commission pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Any financial statements that may be required by this Item 9.01, with respect to the MVE Acquisition and CRYOPDP Acquisition, will be filed by amendment to this Current Report on Form 8-K as soon as practicable, and in any event not later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The information contained in Item 9.01(a) is incorporated herein by reference.

Exhibit No.	Description

3.1	Certificate of Designation of the Company.

10.1	Registration Rights Agreement by and between Cryoport, Inc. and the parties thereto dated October 1, 2020.

10.2	Amendment No. 1 to Securities Purchase Agreement, dated October 1, 2020, by and among Cryoport Inc., Cryoport Netherlands B.V. and the other parties thereto.

99.1	Press release issued by Cryoport, Inc., dated October 1, 2020.

104.1	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2020	Cryoport, Inc.

/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer